Sandelman Partners

Data Requested
Deal Name
Principal Balance:	1,447,912,146.71
Originators (Over 5%)	WMC Mortgage Corporation
Orig1(%)
Orig2(%)
Orig3(%)
Servicers (Over 5%)	J.P. Morgan Chase Bank
Serv1(%)
Serv2(%)

MI (%)	N/A

Number of Loans	7,642
Avg Loan Balance	$189,468
FRM %	18.12%
ARM % (2yr/3yr/5yr)	81.88%

IO %	23.24%
Wtd Avg IO Term (IO loans only)	64
Wtd Avg FICO (IO loans)	670

Wtd Avg Current Mortgage Rate (%)	7.132%
Non-Zero Wtd Avg Margin (%)	6.326%
Wtd Avg Initial Cap (%)	2.985%
Wtd Avg Periodic Cap (%)	1.006%
1st Lien %	89.40%
2nd Lien%	10.60%

Non-Zero Wtd Avg FICO	643
FICO below 600 (inc. N/A)%	18.88%
% FICO below 550 (inc. N/A)%	4.92%

Wtd Avg Comb Orig LTV	82.42%
% LTV > 80	32.73%
% LTV > 90	15.67%
% LTV > 95	9.96%

Silent 2nds %	47.13%
CLTV including all silent 2nds (%)	91.60%

% Full Doc	37.96%
% Stated Doc	45.96%
% Limited Doc	16.08%

% Owner Occupied	95.00%

% Cashout Refinance	42.84%
% Purchase	54.59%
% Rate Term Refinance	2.57%

CA(%)	51.25%
FL(%)	5.64%
NY(%)	5.79%
IL(%)	2.97%

% Prepay Penalty	68.41%

Wtd Avg Std Orig Term (mths)	340
Wtd Avg Std Rem Term (mths)	336
WALA (mths)	3
Initial O/C	3.75%
Stepdown Target O/C	7.50%
O/C Floor (% of Orig)	0.50%

Sandelman Partners

0% Yield Stress Analysis - CDR & Cum Loss

Scenario 1	Scenario 2	Scenario 3
FWD Curve	FWD Curve +200	FWD Curve -200
50% Severity (1st Lien)	50% Severity (1st Lien)	50% Severity (1st Lien)
100% Severity (2nd liens)	100% Severity (2nd liens)	100% Severity (2nd liens)
6M lag	6M lag	6M lag
Triggers Fail	Triggers Fail	Triggers Fail
To Maturity	To Maturity	To Maturity
Pricing Speed	Pricing Speed	Pricing Speed